UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2025, Jaguar Health, Inc. (the “Company”) held a special meeting of stockholders of the Company (the “Special Meeting”). Three proposals were submitted to and approved by the Company’s stockholders. The proposals are described in details in the Company’s definitive proxy statement for the Special Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on November 10, 2025. At the Special Meeting, (i) a total of 747,205 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), out of a total of 3,735,835 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, (ii) a total of 121.3822 shares of the Company’s Series L Perpetual Preferred Stock, par value $0.0001 per share (the “Series L Preferred Stock”), representing all of the issued and outstanding shares of Series L Preferred Stock entitled to vote at the Special Meeting, (iii) a total of 235 shares of the Company’s Series M Perpetual Preferred Stock, par value $0.0001 per share (the “Series M Preferred Stock”), out of a total of 260 shares of Series M Preferred Stock issued and outstanding and entitled to vote at the Special Meeting, and (iv) a total of 810.8 shares of the Company’s Series N Perpetual Preferred Stock, par value $0.0001 per share (the “Series N Preferred Stock”), out of a total of 950.8 shares of Series N Preferred Stock issued and outstanding and entitled to vote at the Special Meeting, each as of October 31, 2025, the record date for the Special Meeting, were represented in person or by proxy at the Special Meeting. As described in the Proxy Statement, (i) each share of Series L Preferred Stock entitles the holder of record thereof to 3,787 votes (on an as converted to Common Stock basis); provided, that, any holder of Series L Preferred Stock is not entitled to vote, on an as-converted basis and in the aggregate with respect to any shares of Common Stock and preferred stock of the Company beneficially owned by such holder and any affiliates of such holder, more than 9.99% of the Company’s outstanding shares of Common Stock as of the record date (the “9.99% Voting Cap”); (ii) each share of Series M Preferred Stock entitles the holder of record thereof to 10,000 votes (on an as converted to Common Stock basis); provided, that, any holder of Series M Preferred Stock is not entitled to vote, on an as-converted basis and in the aggregate with respect to any shares of Common Stock and preferred stock of the Company beneficially owned by such holder and any affiliates of such holder, more than the 9.99% Voting Cap; and (iii) each share of Series N Preferred Stock entitles the holder of record thereof to 1,428 votes (on an as converted to Common Stock basis); provided, that, any holder of Series N Preferred Stock is not entitled to vote, on an as-converted basis and in the aggregate with respect to any shares of Common Stock and preferred stock of the Company beneficially owned by such holder and any affiliates of such holder, more than 19.99% of the Company’s outstanding shares of Common Stock as of the record date (the “19.99% Voting Cap”).

The final results for the votes regarding each proposal are set for below.

1.

Proposal to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”), the issuance of shares of Common Stock issuable upon exchange and/or redemption of shares of Series N Preferred Stock issued to certain accredited investors. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non- Votes
1,032,716	73,065	14,633	0

2.

Proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of shares of Common Stock (the “New PIPE Shares”) and a pre-funded warrant to purchase shares of Common Stock (the “Pre-Funded PIPE Warrant” and, together with the New PIPE Shares and shares of Common Stock underlying the Pre-Funded PIPE Warrant, the “New PIPE Securities”) issued by the Company pursuant to that certain securities purchase agreement, dated September 28, 2025, between the Company and the purchaser named therein (the “New PIPE Purchase Agreement”). The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non- Votes
2,049,724	71,765	12,805	0

3.

Proposal to approve, one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve proposals 1 and 2. he votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non- Votes
2,058,277	61,460	14,557	0

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 8, 2025
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC

Date:	December 8, 2025	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President